UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. N/A)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held at 10:00 a.m., Tuesday, June 3, 2008.

Name

Address

City, State Zip Code

As part of our efforts to cut unnecessary expenses and conserve the environment, Atlantic Southern Financial Group Inc. has elected to provide Internet access to its proxy statement, proxy card and annual report this year, rather than mailing paper documents. This reduces postage and printing expenses and paper waste.

The annual shareholder meeting will be held at 10:00 a.m. on Tuesday, June 3, 2008, at the Georgia Sports Hall of Fame, 301 Cherry Street, Macon, Georgia. The matters to be covered are noted below:

1. Election of Directors;

2. Other matters as may be put forth at the meeting.

The Board of Directors of Atlantic Southern Financial Group recommends voting for the above proposals.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

How to view the proxy materials and vote:

The proxy statement and annual report are available at: http://www.cfpproxy.com/5797.

Once you have had an opportunity to review the proxy materials, you have several methods by which you can cast your vote:

•             Internet Voting:

You may vote online by going to: http://www.cfpproxy.com/5797, accessing the proxy materials and following the instructions for Internet voting set forth on the proxy card located at the end of the proxy statement.

•             Voting by Telephone:

You may vote by telephone by going to http://www.cfpproxy.com/5797, accessing the proxy materials and following the instructions for telephone voting set forth on the proxy card located at the end of the proxy statement.

If you wish to vote by telephone or by using the Internet, you will need your Shareholder Control Number, which is located in the bottom right hand corner of this notice. No other personal information will be required to vote either by telephone or by using the Internet. There is NO CHARGE to you for voting by phone or using the Internet.

Internet and telephone voting will be available beginning on the date that this notice is mailed to you.

•             Voting Using a Proxy Card:

Shortly, you will receive a copy of the proxy card that is currently available online, which reflects the proposals to be voted on at the Annual Meeting and can be used to vote your shares. A proxy card will also be provided together with a paper or email copy of the proxy statement and annual report when requested by following the instructions below. If you wish to vote using a proxy card as instructed, simply cast your vote on the proxy card and sign and return it in the Business Reply Envelope that will accompany the proxy card mailed to you.

“Shareholder Control Number”

•           Voting in Person at the Annual Meeting:

If you are a shareholder of record as of the record date, you are invited to attend the annual meeting and you may vote in person. Proxy materials will be available and we will give you a ballot when you arrive. We ask that if you do plan to vote in person at the Annual Meeting, please check the box on the proxy card indicating that you plan to attend the Annual Meeting.

Regardless of how you chose to cast your vote, we ask that you cast your vote promptly. If you require directions to the Annual Meeting, you may contact Carol Soto at (478) 330-5811. Thank you for your continued support!

If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy of these reports as instructed below on or before May 23, 2008 to facilitate timely delivery.

1)        To request a paper copy of these items, you will need your Shareholder Control Number that can be found in the lower right hand corner of this letter. Then, either:

•                 Call our toll-free number, (800) 951-2405; or

•                 Visit our website at http://www.cfpproxy.com/5797; or

•                 Send us an email at fulfillment@rtco.com.

and enter the Shareholder Control Number when prompted or, if you send us an email, enter it in the subject line.

2)        To request an email copy of these items, you must send an email request containing your Shareholder Control Number to csoto@atlanticsouthernbank.com.